Exhibit 10.1

QUEST RESOURCE HOLDING CORPORATION

2012 INCENTIVE COMPENSATION PLAN

Restricted stock unit AGREEMENT

FOR

[Insert name of Recipient]

1.
Award of Restricted Stock Units. Quest Resource Holding Corporation, a Nevada corporation (the “Company”), hereby grants, as of _________________ (the “Date of Grant”), to __________________ (the “Recipient”), the right to receive, at the times specified in Section 2 hereof, shares of the Company’s common stock, par value $0.001 per share (collectively the “RSUs”). The RSUs shall be subject to the terms, provisions and restrictions set forth in this Agreement and the Company’s 2012 Incentive Compensation Plan, as amended (the “Plan”), which is incorporated herein for all purposes. As a condition to entering into this Agreement, and to the issuance of any Shares (or any other securities of the Company pursuant thereto), the Recipient agrees to be bound by all of the terms and conditions herein and in the Plan. Unless otherwise provided herein, terms used herein that are defined in the Plan and not defined herein shall have the meanings attributable thereto in the Plan.
2.
Vesting of RSUs.
(a)
General Vesting. The RSUs shall become vested in the following amounts, at the following times and upon the following conditions, provided that the Continuous Service of the Recipient continues through and on the applicable Vesting Date:

Number of Shares Subject to the RSUs	Vesting Date
[ ]	[ ]
[ ]	[ ]
[ ]	[ ]
[ ]	[ ]
[ ]	[ ]

There shall be no proportionate or partial vesting of Shares subject to the RSUs in or during the months, days or periods prior to each Vesting Date, and except as otherwise provided in Sections [2(b)], [2(c)], [2(d)] or [2(e)] hereof, all vesting of Shares subject to the RSUs shall occur only on the applicable Vesting Date.

(b)
Acceleration of Vesting Upon Change in Control. [In the event that a Change in Control of the Company occurs during the Recipient's Continuous Service, the Shares subject to the RSUs subject to this Agreement shall become immediately vested as of the date of the Change in Control, unless either (i) the Company is the surviving entity in the Change in Control and the RSUs continue to be outstanding after the Change in Control on substantially the same terms and conditions as were applicable immediately prior to the Change in Control or (ii) the successor company or its parent company assumes or substitutes for the RSUs, as determined in accordance with Section 10(c)(ii) of the Plan.]
(c)
[Acceleration of Vesting Upon Termination. If, in the event of a Change in Control and the vesting of the Shares subject to the RSUs subject to this Agreement are not accelerated under Section 9(a) of the Plan, the Shares subject to the RSUs subject to this Agreement shall become fully vested in the event that the Recipient’s employment is terminated without Cause by the Company or any Related Entity or by such successor company or by the Recipient for Good Reason within 24 months following such Change in Control.]
(d)
Acceleration of Vesting Upon Death[ or Disability]. [In the event that the Recipient’s Continuous Service terminates by reason of the Recipient’s [Disability or] death, the Shares subject to the RSUs subject to this Agreement shall be immediately vested as of the date of such [Disability or] death, [whichever is applicable,] and shall be delivered, subject to any requirements under this Agreement, to the [Recipient, in the event of his or her Disability, or in the event of the Recipient’s death, to the] beneficiary or beneficiaries designated by the Recipient, or if the Recipient has not so designated any beneficiary(ies), or no designated beneficiary survives the Recipient, to the personal representative of the Recipient’s estate.]
(e)
Acceleration of Vesting at Company Discretion. [Notwithstanding any other term or provision of this Agreement, the Board or the Committee shall be authorized, in its sole discretion, based upon its review and evaluation of the performance of the Recipient and of the Company, to accelerate the vesting of any Shares subject to the RSUs subject to this Agreement, at such times and upon such terms and conditions as the Board or the Committee shall deem advisable.]
(f)
Definitions. For purposes of this Agreement, the following terms shall have the meanings indicated:

Alternative 1:

(i)
[“Delivery Date” means the date selected by the Committee that is within 30 days following the first to occur of any of the following while the Recipient is in Continuous Service: (1) the Recipient’s death, [(2) the Recipient’s Disability,] (3) the Recipient’s Separation from Service for any reason other than the Recipient’s death [or Disability], (4) the closing of a transaction resulting in a Change in Control, provided such Change in Control would constitute a “Chance in Control Event” as that term is defined in Treasury Regulations or other applicable guidance issued under Section 409(A) of the Code, (5) the applicable Vesting Date or (6) the [fifth (5th)] anniversary of the Date of Grant.]

Note: This definition is intended to comply with Section 409A.

Alternative 2:

[“Delivery Date” means any date selected by the Committee that is within 2 ½ months after the last day of the calendar year in which the RSUs vest pursuant to this Section 2.]

Note: Alternative 2 is intended to qualify for the short-term deferral exception to Section 409A.

Alternative 1:

(ii)
[“Good Reason” shall have the equivalent meaning or the same meaning as “good reason” or “for good reason” set forth in any employment, consulting or other agreement for the performance of services between the Recipient and the Company or a Related Entity or, in the absence of any such agreement or any such definition in such agreement, such term shall mean (A) the assignment to the Recipient of any duties inconsistent in any respect with the Recipient’s position (including status, offices, titles and reporting requirements), authority, duties or responsibilities as assigned by the Company (or a Related Entity), or any other action by the Company (or a Related Entity) which results in a diminution in such position, authority, duties or responsibilities, excluding for this purpose an isolated, insubstantial and inadvertent action not taken in bad faith and which is remedied by the Company (or a Related Entity) promptly after receipt of notice thereof given by the Recipient; (ii) any failure by the Company (or a Related Entity) to comply with its obligations to the Recipient as agreed upon, other than an isolated, insubstantial and inadvertent failure not occurring in bad faith and which is remedied by the Company (or a Related Entity) promptly after receipt of notice thereof given by the Recipient; (iii) the Company’s (or Related Entity’s) requiring the Recipient to be based at any office or location outside of fifty miles from the location of employment as of the Date of Grant, except for travel reasonably required in the performance of the Recipient’s responsibilities; (iv) any purported termination by the Company (or a Related Entity) of the Recipient’s Continuous Service otherwise than for Cause, or by reason of the Recipient’s Disability. For purposes of this Agreement, any good faith determination of “Good Reason” made by the Committee shall be conclusive.]

Alternative 2 - Section 409A Safe Harbor Definition:

[“Good Reason” means the occurrence of any of the following: (i) a material diminution in the Recipient’s base compensation; (ii) a material diminution in the Recipient’s authority, duties, or responsibilities; [(iii) a material diminution in the authority, duties, or responsibilities of the supervisor to whom the Recipient is required to report, including a requirement that the Recipient report to a corporate officer or employee instead of reporting directly to the Board [of Directors of the Company;] [(iv) a material diminution in the budget over which the Recipient retains authority;] (v) a material change in the geographic location at which the Recipient must perform the services under any employment, consulting or other agreement for the performance of services between the Recipient and the Company or a Related Entity; or (vi) any other action or inaction that constitutes a material breach by the Company of this Agreement. For purposes of this Plan, Good Reason shall not be deemed to exist unless the Recipient’s termination of employment for Good Reason occurs within 2 years following the initial existence of one of the conditions specified in clauses (i) through (vi) above, the Recipient provides the Company with written notice of the existence of such condition within 90 days after the initial existence of the condition, and the Company fails to remedy the condition within 30 days after its receipt of such notice.]

(iii)
“Non-Vested RSUs” means any portion of the RSUs subject to this Agreement that have not become vested pursuant to this Section 2.

(iv)
[“Separation from Service” means the voluntary or involuntary separation from service with the Service Recipient, determined in a manner consistent with Section 409A of the Code and the Treasury Regulations thereunder.]
(v)
“Vested RSUs” means any portion of the RSUs subject to this Agreement that are and have become vested pursuant to this Section 2.
3.
Forfeiture of Non-Vested Shares. If the Recipient’s Continuous Service is terminated for any reason, any RSUs that are not Vested RSUs, and that do not become Vested RSUs pursuant to Section 2 hereof as a result of such termination, shall be forfeited immediately upon such termination of Continuous Service without any payment to the Recipient. The Committee shall have the power and authority to enforce on behalf of the Company any rights of the Company under this Agreement in the event of the Recipient’s forfeiture of Vested RSUs or Non-Vested RSUs pursuant to this Section 3.
4.
Settlement of the RSUs.

(a) Delivery of Shares. The Company shall deliver to the Recipient on the Delivery Date Shares corresponding to the Vested RSUs.

(b) Distribution to Specified Employees. Notwithstanding the foregoing, if the Recipient is a Specified Employee, then no distributions otherwise required to be made under this Agreement on account of the Recipient’s Separation from Service shall be made before the date that is six (6) months after the date of the Recipient’s Separation from Service or, if earlier, the date of the Recipient’s death if such deferral is required to comply with Section 409A of the Code.

5.
Rights with Respect to RSUs.

(a) No Rights as Shareholder Until Delivery. Except as otherwise provided in this Section 5, the Recipient shall not have any rights, benefits or entitlements with respect to the Shares corresponding to the RSUs unless and until those Shares are delivered to the Recipient (and thus shall have no voting rights, or rights to receive any dividend declared, before those Shares are so delivered). On or after delivery, the Recipient shall have, with respect to the Shares delivered, all of the rights of a holder of Shares granted pursuant to the articles of incorporation and other governing instruments of the Company, or as otherwise available at law.

(b) Adjustments to Shares. If at any time while this Agreement is in effect and before any Shares have been delivered with respect to any RSUs, there shall be any increase or decrease in the number of issued and outstanding Shares of the Company through the declaration of a stock dividend or through any recapitalization resulting in a stock split-up, combination or exchange of such Shares, then and in that event, the Committee (or Board as applicable) shall make any adjustments it deems fair and appropriate, in view of such change, in the number of Shares subject to the RSUs then subject to this Agreement. If any such adjustment shall result in a fractional Share, such fraction shall be disregarded.

(c) No Restriction on Certain Transactions. Notwithstanding any term or provision of this Agreement to the contrary, the existence of this Agreement, or of any outstanding RSUs awarded hereunder, shall not affect in any manner the right, power or authority of the Company or any Related Entity to make, authorize or consummate: (i) any or all adjustments, recapitalizations, reorganizations or other changes in the Company's or any Related Entity’s capital structure or its business; (ii) any merger, consolidation or similar transaction by or of the Company or any Related Entity; (iii) any offer, issue or sale by the Company or any Related Entity of any capital stock of the Company or any Related Entity, including any equity or debt securities, or preferred or preference stock that would rank prior to or on parity with the Shares represented by the RSUs and/or that would include, have or possess other rights, benefits and/or preferences superior to those that such Shares includes, has or possesses, or any warrants, options or rights with respect to any of the foregoing; (iv) the dissolution or liquidation of the Company or any Related Entity; (v) any sale, transfer or assignment of all or any part of the stock, assets or business of the Company or any Related Entity; or (vi) any other corporate transaction, act or proceeding (whether of a similar character or otherwise).

(d) [Dividend Equivalents. During the term of this Agreement, the Recipient shall have the right to receive distributions (the “Dividend Equivalents”) from the Company equal to any dividends or other distributions that would have been distributed to the Recipient if each of the Shares subject to the RSUs instead was an issued and outstanding Share owned by the Recipient. The Dividend Equivalents, reduced by any applicable withholding taxes, shall be paid at the same time, in the same form and in the same manner as dividends or other distributions are paid to the holders of Shares; provided, however, that if the dividend declared is a dividend of Shares, then any Dividend Equivalents payable in Shares with respect to the RSUs shall have the same status, and shall be subject to the same terms and conditions (including without limitation the vesting and forfeiture provisions), under this Agreement as the RSUs to which they relate, and shall be distributed on the same Delivery Date(s) as the RSUs to which they relate, and if the dividend declared is a dividend of cash, then the Recipient shall be granted the right to receive a number of Shares equal (i) to the number of RSUs held by the Recipient pursuant to this Agreement as of the dividend payment date, (ii) multiplied by the amount of the cash dividend per Share, and (ii) dividing the product so determined by the Fair Market Value of a Share on the dividend payment date, which Award shall have the same status, and shall be subject to the same terms and conditions (including without limitation the vesting and forfeiture provisions), under this Agreement as the RSUs to which they relate, and shall be distributed on the same Delivery Date(s) as the RSUs to which they relate. Each Dividend Equivalent shall be treated as a separate payment for purposes of Section 409A of the Code. ]

6.
Transferability. The RSUs are not transferable unless and until the Shares have been delivered to the Recipient in settlement of the RSUs in accordance with this Agreement, otherwise than by will or under the applicable laws of descent and distribution. The terms of this Agreement shall be binding upon the executors, administrators, heirs, successors and assigns of the Recipient. Except as otherwise permitted pursuant to the first sentence of this Section, any attempt to effect a Transfer of any RSUs prior to the date on which the Shares have been delivered to the Recipient in settlement of the RSUs shall be void ab initio. For purposes of this Agreement, “Transfer” shall mean any sale, transfer, encumbrance, gift, donation, assignment, pledge, hypothecation, or other disposition, whether similar or dissimilar to those previously enumerated, whether voluntary or involuntary, and including, but not limited to, any disposition by operation of law, by court order, by judicial process, or by foreclosure, levy or attachment.
7.
Tax Matters.

(a) Withholding. As a condition to the Company’s obligations with respect to the RSUs (including, without limitation, any obligation to deliver any Shares) hereunder, the Recipient shall make arrangements satisfactory to the Company to pay to the Company any federal, state or local taxes of any kind required to be withheld with respect to the delivery of Shares corresponding to such RSUs. If the Recipient shall fail to make the tax payments as are required, the Company shall, to the extent permitted by law, have the right to deduct from any payment of any kind (including the withholding of any Shares that otherwise would be delivered to Recipient under this Agreement) otherwise due to the Recipient any federal, state or local taxes of any kind required by law to be withheld with respect to such Shares.

(b) Satisfaction of Withholding Requirements. The Recipient may satisfy the withholding requirements with respect to the RSUs pursuant to any one or combination of the following methods:

(i) payment in cash; or

(ii) if and to the extent permitted by the Committee, payment by surrendering unrestricted previously held Shares which have a value equal to the required withholding amount or the withholding of Shares that otherwise would be deliverable to the Recipient pursuant to this Agreement. The Recipient may surrender Shares either by attestation or by delivery of a certificate or certificates for Shares duly endorsed for transfer to the Company, and if required with medallion level signature guarantee by a member firm of a national stock exchange, by a national or state bank (or guaranteed or notarized in such other manner as the Committee may require).

(c) Recipient’s Responsibilities for Tax Consequences. The tax consequences to the Recipient (including without limitation federal, state, local and foreign income tax consequences) with respect to the RSUs (including without limitation the grant, vesting and/or delivery thereof) are the sole responsibility of the Recipient. The Recipient shall consult with his or her own personal accountant(s) and/or tax advisor(s) regarding these matters and the Recipient’s filing, withholding and payment (or tax liability) obligations.

8.
Amendment, Modification & Assignment. This Agreement may only be modified or amended in a writing signed by the parties hereto. No promises, assurances, commitments, agreements, undertakings or representations, whether oral, written, electronic or otherwise, and whether express or implied, with respect to the subject matter hereof, have been made by either party which are not set forth expressly in this Agreement. Unless otherwise consented to in writing by the Company, in its sole discretion, this Agreement (and Recipient’s rights hereunder) may not be assigned, and the obligations of Recipient hereunder may not be delegated, in whole or in part. The rights and obligations created hereunder shall be binding on the Recipient and his heirs and legal representatives and on the successors and assigns of the Company.

9.
Complete Agreement. This Agreement (together with those agreements and documents expressly referred to herein, for the purposes referred to herein) embody the complete and entire agreement and understanding between the parties with respect to the subject matter hereof, and supersede any and all prior promises, assurances, commitments, agreements, undertakings or representations, whether oral, written, electronic or otherwise, and whether express or implied, which may relate to the subject matter hereof in any way.
10.
Miscellaneous.
(a)
No Right to (Continued) Employment or Service. This Agreement and the grant of RSUs hereunder shall not confer, or be construed to confer, upon the Recipient any right to employment or service, or continued employment or service, with the Company or any Related Entity.
(b)
No Limit on Other Compensation Arrangements. Nothing contained in this Agreement shall preclude the Company or any Related Entity from adopting or continuing in effect other or additional compensation plans, agreements or arrangements, and any such plans, agreements and arrangements may be either generally applicable or applicable only in specific cases or to specific persons.
(c)
Severability. If any term or provision of this Agreement is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction or under any applicable law, rule or regulation, then such provision shall be construed or deemed amended to conform to applicable law (or if such provision cannot be so construed or deemed amended without materially altering the purpose or intent of this Agreement and the grant of RSUs hereunder, such provision shall be stricken as to such jurisdiction and the remainder of this Agreement and the award hereunder shall remain in full force and effect).
(d)
No Trust or Fund Created. Neither this Agreement nor the grant of RSUs hereunder shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Related Entity and the Recipient or any other person. To the extent that the Recipient or any other person acquires a right to receive payments from the Company or any Related Entity pursuant to this Agreement, such right shall be no greater than the right of any unsecured general creditor of the Company.
(e)
Law Governing. This Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of Nevada (without reference to the conflict of laws rules or principles thereof).
(f)
Interpretation. The Recipient accepts this award of RSUs subject to all of the terms, provisions and restrictions of this Agreement and the Plan. The undersigned Recipient hereby accepts as binding, conclusive and final all decisions or interpretations of the Board or the Committee upon any questions arising under this Agreement or the Plan.
(g)
Headings. Section, paragraph and other headings and captions are provided solely as a convenience to facilitate reference. Such headings and captions shall not be deemed in any way material or relevant to the construction, meaning or interpretation of this Agreement or any term or provision hereof.
(h)
Notices. Any notice under this Agreement shall be in writing and shall be deemed to have been duly given when delivered personally or when deposited in the United States mail, registered, postage prepaid, and addressed, in the case of the Company, to the Company’s Secretary at

Quest Resource Holding Corporation

3184 Plano Parkway

The Colony, Texas 75056

or if the Company should move its principal office, to such principal office, and, in the case of the Recipient, to the Recipient’s last permanent address as shown on the Company’s records, subject to the right of either party to designate some other address at any time hereafter in a notice satisfying the requirements of this Section.

(i)
Compliance with Section 409A.
(i)
General. It is the intention of both the Company and the Recipient that the benefits and rights to which the Recipient could be entitled pursuant to this Agreement comply with Section 409A of the Code and the Treasury Regulations and other guidance promulgated or issued thereunder (“Section 409A”), to the extent that the requirements of Section 409A are applicable thereto, and the provisions of this Agreement shall be construed in a manner consistent with that intention.
(ii)
No Representations as to Section 409A Compliance. Notwithstanding the foregoing, the Company does not make any representation to the Recipient that the shares of RSUs awarded pursuant to this Agreement are exempt from, or satisfy, the requirements of Section 409A, and the Company shall have no liability or other obligation to indemnify or hold harmless the Recipient or any Beneficiary for any tax, additional tax, interest or penalties that the Recipient or any Beneficiary may incur in the event that any provision of this Agreement, or any amendment or modification thereof or any other action taken with respect thereto is deemed to violate any of the requirements of Section 409A.
(iii)
No Acceleration of Payments. Neither the Company nor the Recipient, individually or in combination, may accelerate any payment or benefit that is subject to Section 409A, except in compliance with Section 409A and the provisions of this Agreement, and no amount that is subject to Section 409A shall be paid prior to the earliest date on which it may be paid without violating Section 409A.
(iv)
Treatment of Each Installment as a Separate Payment. For purposes of applying the provisions of Section 409A to this Agreement, each separately identified amount to which the Recipient is entitled under this Agreement shall be treated as a separate payment. In addition, to the extent permissible under Section 409A, any series of installment payments under this Agreement shall be treated as a right to a series of separate payments.

(j)
Non-Waiver of Breach. The waiver by any party hereto of the other party's prompt and complete performance, or breach or violation, of any term or provision of this Agreement shall be effected solely in a writing signed by such party, and shall not operate nor be construed as a waiver of any subsequent breach or violation, and the waiver by any party hereto to exercise any right or remedy which he or it may possess shall not operate nor be construed as the waiver of such right or remedy by such party, or as a bar to the exercise of such right or remedy by such party, upon the occurrence of any subsequent breach or violation.
(k)
Counterparts. This Agreement may be executed in two or more separate counterparts, each of which shall be an original, and all of which together shall constitute one and the same agreement.
(l)
Clawback of Benefits. The Company may (i) cause the cancellation of the RSUs, (ii) require reimbursement of any benefit conferred under the RSUs to the Recipient or Beneficiary, and (iii) effect any other right of recoupment of equity or other compensation provided under the Plan or otherwise in accordance with any Company policies that currently exist or that may from time to time be adopted or modified in the future by the Company and/or applicable law (each, a “Clawback Policy”). In addition, the Recipient may be required to repay to the Company certain previously paid compensation, whether provided under the Plan or this Agreement or otherwise, in accordance with any Clawback Policy. By accepting this Award, the Recipient agrees to be bound by any existing or future Clawback Policy adopted by the Company, or any amendments that may from time to time be made to the Clawback Policy in the future by the Company in its discretion (including without limitation any Clawback Policy adopted or amended to comply with applicable laws or stock exchange requirements) and further agrees that all of the Recipient’s Award Agreements may be unilaterally amended by the Company, without the Recipient’s consent, to the extent that the Company in its discretion determines to be necessary or appropriate to comply with any Clawback Policy.

IN WITNESS WHEREOF, the parties hereto, intending to be legally bound, have executed this Agreement as of the date first written above.

QUEST RESOURCE HOLDING CORPORATION

By:

Name:

Title:

Agreed and Accepted:

RECIPIENT:

By: __________________________________

[Insert name of Recipient]